================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            INCO HOMES CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                             [LOGO OF INCO HOMES]

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD DECEMBER 11, 1998

                               ----------------

TO OUR STOCKHOLDERS:

  You are hereby notified of, and invited to attend, a Special Meeting of Stockholders of INCO HOMES CORPORATION, a Delaware corporation (the "Company") which will be held at the Company's principal executive offices, 1282 West Arrow Highway, Upland, California at 10:00 a.m. Pacific Standard Time on December 11, 1998. The purpose of the meeting is to:

  (1) approve the issuance of a three-year warrant (the "Warrant") to purchase up to an aggregate of 200,000 shares of the Common Stock of the Company to the Norris Living Trust (the "Norris Trust"), a principal stockholder of the Company and a trust created by and for the benefit of the Company's Chairman of the Board, President and Chief Executive Officer and his family;

  (2) approve the issuance of 32,970 shares of the Company's Common Stock to certain of the Company's current and former directors as payment in full for an aggregate of $90,000 in unpaid director fees owed by the Company to such individuals;

  (3) approve future issuances of shares of the Company's Common Stock to the non-employee directors of the Company in lieu of paying each of them $2,500 per quarter in director fees for the fourth quarter of 1998 and for each of the fiscal quarters of 1999;

  (4) approve an amendment to the Company's Certificate of Incorporation reducing the total number of authorized shares of Common Stock from 20,000,000 to 5,000,000; and

  (5) act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

  The Board of Directors has authorized the issuance of the Warrant to the Norris Trust in consideration of the accommodation made by it to arrange a $1,000,000 line of credit for Huntington Homes LLC, a wholly owned subsidiary of the Company. The exercise price of the Warrant will be the fair market value of the Common Stock as of the date stockholder approval for its issuance is obtained. The Company is seeking stockholder approval for the issuance of the Warrant in order to comply with the rules of the Nasdaq SmallCap Market, the market where the Company's Common Stock is listed.

  The Board of Directors has authorized the issuance of 32,970 shares of Common Stock to Ronald Neeley, Robert Daskal, John Seymour, Thomas Gibbs and Thomas Hantges, current or former directors of the Company as payment in full for unpaid director retainer fees. The Company is seeking stockholder approval for the issuance of the Common Stock in order to comply with the rules of the Nasdaq SmallCap Market.

  The Board of Directors has authorized future issuances of shares of Common Stock to the non-employee directors of the Company in lieu of paying each $2,500 per quarter in director fees for the fourth quarter of 1998 and for each of the fiscal quarters of 1999. The Company is seeking stockholder approval for the issuances of the Common Stock in order to comply with the rules of the Nasdaq SmallCap Market.

  The Board of Directors has authorized an amendment to the Company's Certificate of Incorporation that would reduce the number of authorized shares of Common Stock of the Company from 20,000,000 to 5,000,000. The purpose for the amendment is to reduce the Company's annual franchise tax obligation to the State of Delaware. The Company is seeking stockholder approval for the amendment to the Certificate of Incorporation to comply with Section 242 of the Delaware General Corporation Law.

  The Board of Directors has fixed the close of business on October 27, 1998 as the record date for determining those stockholders who will be entitled to vote at the meeting. The stock transfer books will not be closed between the record date and the date of the meeting.

  Representation of at least a majority of all outstanding shares of Common Stock of the Company is required to constitute a quorum. Accordingly, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. Your proxy may be revoked at any time prior to the time it is voted.

  Please read the proxy material carefully. Your vote is important and the Company appreciates your cooperation in considering and acting on the matters presented.

                                          Very truly yours,

                                          David A. Fogg
                                          Secretary

Upland, California
November   , 1998

              STOCKHOLDERS SHOULD READ THE ENTIRE PROXY STATEMENT
                  CAREFULLY PRIOR TO RETURNING THEIR PROXIES

                               ----------------

                                PROXY STATEMENT
                    FOR SPECIAL MEETING OF STOCKHOLDERS OF
                            INCO HOMES CORPORATION

                               ----------------

                         TO BE HELD DECEMBER 11, 1998

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of INCO HOMES CORPORATION, a Delaware corporation (the "Company"), on behalf of the Company, of proxies to be voted at the Special Meeting of Stockholders to be held at 10:00 a.m. Pacific Standard Time on December 11, 1998 at the Company's principal executive offices, 1282 West Arrow Highway, Upland, California 91786 or at any adjournments or postponements thereof, for the purposes set forth below. This Proxy Statement
and the proxy card were first mailed to stockholders on or about November   ,
1998.

                        VOTING RIGHTS AND SOLICITATION

  The Board of Directors has fixed the close of business on October 27, 1998 as the record date (the "Record Date") for determining those stockholders who will be entitled to vote at the meeting. As of the Record Date, the Company had 2,095,764 shares of Common Stock, $.01 par value per share (the "Common Stock"), issued and outstanding. All of the shares of the Company's Common Stock outstanding on the Record Date are entitled to vote at the Special Meeting, and stockholders of record entitled to vote at the meeting will have one (1) vote for each share so held on the matters to be voted upon. Holders of the Company's Preferred Stock are not entitled to vote at the meeting.

  Shares of the Company's Common Stock represented by proxies in the accompanying form which are properly executed and returned to the Company will be voted at the Special Meeting of Stockholders in accordance with the stockholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the issuance of the Warrant to the Norris Trust, FOR the issuance of an aggregate of 32,970 shares of Common Stock to Ronald Neeley, Robert Daskal, John Seymour, Thomas Gibbs and Thomas Hantges, FOR the future issuances of Common Stock to the non-employee directors of the Company in lieu of paying each $2,500 per quarter for the fourth quarter of 1998 and for each of the fiscal quarters of 1999 and FOR the amendment of the Company's Certificate of Incorporation reducing the authorized shares of Common Stock from 20,000,000 to 5,000,000. Management does not know of any matters to be presented at this Special Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment. Any stockholder has the right to revoke his or her proxy at any time before it is voted. A quorum must be present, either in person or by proxy for the transaction of any business at the meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. Abstentions are counted as votes cast against a proposal presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

  The entire cost of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone, telegraph or special letter by the officers and non-officer employees of the Company for no additional compensation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Company's Common Stock, and such persons may be reimbursed for their expenses.

         PROPOSAL 1: TO APPROVE THE ISSUANCE OF A WARRANT TO PURCHASE
           UP TO 200,000 SHARES OF COMMON STOCK TO THE NORRIS TRUST

BACKGROUND FOR PROPOSAL

  The homebuilding industry is capital intensive and often involves high leverage and significant up-front expenditures to acquire land and begin development. Accordingly, the Company incurs substantial indebtedness to finance its homebuilding activities, and its business and earnings are substantially dependent on its ability to obtain bank or other debt financing on acceptable terms. Over the last few years, the Company has had a difficult time financing its operations due to the limited amount of working capital it has had available. The Company has been having ongoing discussions with various providers of capital regarding additional investments in the Company in its efforts to seek funding for working capital shortfalls and to reduce old payables, as well as to finance the acquisition of additional land for the development of future homes.

  In June 1998, the Company began discussions with certain lenders seeking a line of credit of up to $1,000,000 to provide needed working capital to help finance its operations. None of the lenders was willing to provide the Company with a line of credit except for the Business Bank of California ("Business Bank"). While Business Bank was willing to provide a $1,000,000 non-revolving line of credit (the "Line of Credit"), because of the Company's recent history of losses, Business Bank provided the Line of Credit directly to the Norris Living Trust (the "Norris Trust") with the understanding that funds drawn on the Line of Credit would, in turn, be made available by the borrower to the Company's wholly owned subsidiary Huntington Homes LLC ("Huntington Homes"). By structuring the loan in this manner, Business Bank would be able to look directly to a financially creditworthy borrower as the principal obligor in the event of a default and not be mired with numerous competing creditors which might be the case if the Line of Credit were extended directly to the Company or Huntington Homes. For a description of the Line of Credit, see "-- Terms of the Line of Credit."

  Since a borrower who would accommodate the Company in this manner (the "Accommodating Borrower") would be at substantial personal risk under the Line of Credit, the Board of Directors felt it reasonable to compensate the Accommodating Borrower for incurring this risk for the Company. The Board determined that fair compensation would be to issue a three-year warrant to purchase up to an aggregate of 200,000 shares of Common Stock (the "Warrant") to the Accommodating Borrower. For a description of the Warrant, see "--Terms of the Warrant."

  Ira C. Norris, the Company's Chairman of the Board, President and Chief Executive Officer, advised the Board of Directors of his willingness to obtain the Line of Credit on behalf of Huntington Homes in this manner. Accordingly, on July 15, 1998, Mr. Norris, using the Norris Trust he created for the benefit of himself and his family, obtained the Line of Credit and has agreed to furnish the proceeds drawn under the Line of Credit to Huntington Homes.

  Accordingly, if stockholders approve the issuance of the Warrant, the Norris Trust would receive a Warrant to purchase 200,000 shares of Common Stock. Except for Mr. Norris (through the Norris Trust), the Warrant will not be issued to any of the Company's current executive officers, any of the Company's current directors who are not executive officers or any of the Company's employees who are not executive officers. Neither the Company, nor the Norris Trust intends to renew the line of credit after its expiration, but may do so if Business Bank, the Company and the Norris Trust agree, and if the Company is unable to obtain future financing under more favorable terms sufficient to meet its working capital requirements.

REASON FOR STOCKHOLDER APPROVAL

  Under the rules of the National Association of Securities Dealers, Inc., issuers whose securities are listed on the Nasdaq SmallCap Market, the market where the Company's Common Stock is listed, are required to obtain stockholder approval, prior to the issuance of securities, "when a stock option or purchase plan is to be established or other arrangement made pursuant to which stock may be acquired by officers or directors, except for warrants or rights issued generally to security holders of the company or broadly based plans or arrangements including other employees." (Emphasis added).

TERMS OF THE LINE OF CREDIT

  The Line of Credit provides for advances of up to $1,000,000 to the Norris Trust in exchange for the execution of a promissory note (the "Note") to pay the principal plus interest accrued from the time of each advance. Once the total amount of the principal has been advanced, the Norris Trust is not entitled to further advances. The Note is due and payable in full by July 2, 1999. The interest rate on the Note is a variable interest rate determined by adding 1.5% to the Business Bank Base Rate (the "Base Rate"). The Base Rate at the time of the extension of the Line of Credit was 8.5%, and thus, the initial interest rate on advances made under the Line of Credit was 10.0%.

  A promissory note, identical to the one the Norris Trust has signed in favor of Business Bank, has been made by Huntington Homes in favor of, and has been delivered to, the Norris Trust. On July 15, 1998, the Norris Trust, at the direction of the Company, borrowed $1,000,000 under the Line of Credit and these funds were furnished to Huntington Homes.

TERMS OF THE WARRANT

  If approved by stockholders, the Company will issue to the Norris Trust a Warrant to purchase an aggregate of up to 200,000 shares of Common Stock. The per share exercise price of the Warrant will be the fair market value per share of the Company's Common Stock on the date stockholders approve its issue. The Warrant will have a term expiring three-years following its issuance. To exercise the Warrant, the holder must present full payment for the Common Stock to be purchased (the "Warrant Shares") in cash or cash equivalents, or if approved by the Board of Directors of the Company at the time of exercise: (i) in the form of unrestricted Stock already owned by the Holder, (ii) by cancellation of any indebtedness owed by the Company to the Holder, (iii) by requesting that the Company withhold whole shares of Common Stock then issuable upon exercise of the Warrant (based on the Fair Market Value of the Common Stock on the date the Warrant is exercised, as determined by the Board of Directors of the Corporation in its sole discretion), (iv) by arrangement with a broker which is acceptable to the Board of Directors where payment of the Exercise Price is made pursuant to an irrevocable direction to a broker to deliver all or part of the proceeds from the sale of the shares underlying the Warrant to the Company, or (v) by any combination of the foregoing. When the Warrant is surrendered for the Warrant Shares being purchased, and the full price has been paid, the Company will deliver a certificate evidencing the Warrant Shares purchased. The holder of the Warrant Shares will receive "restricted stock" that will be tradeable in accordance with Rule 144, as promulgated under the Securities Act of 1933, as amended unless such Warrant Shares are registered under the Securities Act of 1933.

  The Warrant is transferable only on the books of the Company upon delivery of the Warrant duly endorsed with signatures guaranteed by a commercial bank or securities brokerage firm, and accompanied by proper evidence of succession, assignment, or authority to transfer. Upon any registration or transfer, the Company will deliver a new Warrant or Warrants to the Norris Trust. The Company will pay all documentary stamp taxes, if any, that are attributable to the initial issuance of Warrant Shares upon the exercise of the Warrant. However, the Company is not required to pay any taxes involved in the issuance or delivery of any Warrants in a name other than that of the registered holder. If the Warrant is stolen, lost or destroyed, the Company may cancel it and issue a replacement Warrant; but this may only be done upon evidence satisfactory to the Company of the loss, theft or destruction of the Warrant. In the event of any merger, reorganization, consolidation, recapitalization, stock split, stock dividend, or other change in corporate structure affecting the Common Stock of the Company, an adjustment will be made in (i) the aggregate number of shares reserved for issuance under the

Warrant, and (ii) the kind, number and exercise price of the Warrant Shares, provided that the number of Warrant Shares shall always be a whole number. The Company will not be required to issue fractional Warrant Shares on the exercise of the Warrant. If any fraction of a Warrant Share would be issuable on the exercise of the Warrant, the Company will pay an amount in cash equal to the then current market price per Warrant Share multiplied by the fraction. The Company may reduce the exercise price of the Warrant at any time before the expiration of the Warrant if the stockholders approve the reduction.

VOTE REQUIRED

  The Board of Directors believes that the Line of Credit is in the best interest of the Company and its stockholders and likewise believes that the issuance of the Warrant to the Norris Trust in consideration of its accommodations in obtaining the Line of Credit for the Company is in the best interest of the stockholders. The Board of Directors recommends that stockholders vote FOR the issuance of Warrant to the Norris Trust. Representation of at least a majority of all outstanding shares of Common Stock of the Company is required to constitute a quorum. The affirmative votes of a majority of those shares present at the meeting in person or by proxy is required to approve the issuance of Warrant to the Norris Trust.

  At the Record Date, the Norris Trust beneficially owned 407,405 shares of Common Stock entitled to vote at the meeting, or 19.4% then outstanding. See "Security Ownership of Certain Beneficial Owners and Management." The Norris Trust has advised the Company that it plans to vote in favor of approving the issuance of the Warrant.

 PROPOSAL 2: TO APPROVE THE ISSUANCE OF 32,970 SHARES OF THE COMPANY'S COMMON STOCK TO CERTAIN OF THE COMPANY'S CURRENT AND FORMER DIRECTORS AS PAYMENT IN
           FULL FOR AN AGGREGATE OF $90,000 IN UNPAID DIRECTOR FEES

BACKGROUND FOR PROPOSAL

  In an effort to attract and retain qualified directors necessary for the successful operation of the Company's business, the Company has promised to pay its non-employee directors an annual retainer fee of $10,000, payable quarterly, and to be reimbursed for all out-of-pocket costs incurred in connection with attendance at meetings of the Board of Directors of the Company. The Company did not pay an aggregate of $90,000 in directors fees for 1996, 1997 and the first three quarters of 1998. As such, the Board of Directors has recommended that the Company issue 32,970 shares of Common Stock as payment in full for such unpaid director fees. The calculation of the number of shares owed to each director was determined by the Board of Directors by dividing $2,500 by (1) the closing price of the Common Stock as reported by Nasdaq on the day of the quarter's Board of Directors meeting, or if a Board of Directors meeting was not held in a particular calendar quarter,
(2) the closing price of the Common Stock as reported by Nasdaq on the last trading day of such calendar quarter.

  The table below sets forth: (a) the fiscal quarters for 1996, 1997 and 1998 in which director fees were not paid; (b) the Board of Directors' quarterly meeting date for said quarter, if any; (c) the closing price of the Company's Common Stock, as reported by Nasdaq on the meeting date, or if none, on the last day of said quarter; (d) the number of shares of Common Stock to be issued to each of the outside directors as payment in full for the unpaid retainer fee of $2,500 per quarter; and (e) the names of the directors to whom such shares will be issued. All fractions were rounded to the nearest whole share.

                      MEETING   CLOSING  NUMBER OF
  QUARTER ENDED        DATE     PRICE($)  SHARES              DIRECTORS
  -------------       -------   -------- ---------            ---------
March 31, 1996      None         5.625       445   Neeley, Gibbs, Seymour
June 30, 1996       May 14       4.875       513   Neeley, Gibbs, Seymour
September 30, 1996  August 21    5.250       476   Neeley, Gibbs, Seymour
December 31, 1996   October 31   3.375       741   Neeley, Gibbs, Seymour
March 31, 1997      March 3      3.250       769   Neeley, Gibbs, Seymour, Daskal
June 30, 1997       None         3.000       833   Neeley, Gibbs, Seymour, Daskal
September 30, 1997  September 8  1.000     2,500   Neeley, Seymour, Daskal
December 31, 1997   December 12  2.000     1,250   Neeley, Seymour, Daskal
March 31, 1998      None         2.875       870   Neeley, Daskal, Seymour, Hantges
June 30, 1998       June 3       3.250       769   Daskal, Seymour, Hantges
September 30, 1998  None         2.500     1,000   Daskal, Seymour, Hantges

  The Company owes Messrs. Neeley, Seymour, Gibbs, Daskal and Hantges $22,500, $27,500, $15,000, $17,500 and $7,500 in unpaid directors' fees, respectively. If the issuance of the shares is approved by the stockholders, Messrs. Neeley, Seymour, Gibbs, Daskal and Hantges will receive 8,397, 10,166, 3,777, 7,991 and 2,639 shares of newly issued Common Stock, respectively. None of the Company's executive officers or employees will receive any shares under this proposal, if approved by the stockholders.

REASON FOR STOCKHOLDER APPROVAL

  Under the rules of the National Association of Securities Dealers, Inc., issuers whose securities are listed on the Nasdaq SmallCap Market are required to obtain stockholder approval, prior to the issuance of securities, "when a stock option or purchase plan is to be established or other arrangement made pursuant to which stock may be acquired by officers or directors, except for warrants or rights issued generally to security holders of the company or broadly based plans or arrangements including other employees." (Emphasis added).

VOTE REQUIRED

  The Board of Directors believes that the issuance of the Common Stock as payment in full for the unpaid directors' fees is in the best interest of the Company and its stockholders. The Board of Directors recommends that stockholders vote FOR the issuance of the shares to Ronald Neeley, Robert Daskal, John Seymour, Thomas Gibbs and Thomas Hantges. Representation of at least a majority of all outstanding shares of Common Stock of the Company is required to constitute a quorum. The affirmative votes of a majority of those shares present at the meeting in person or by proxy is required to approve the issuance of the shares to the aforementioned current or former directors of the Company.

  At the Record Date, Ronald Neeley, Robert Daskal, John Seymour, Thomas Gibbs and Thomas Hantges beneficially owned an aggregate of 375,304 shares of Common Stock entitled to vote at the meeting, or 17.9% then outstanding. See "Security Ownership of Certain Beneficial Owners and Management" for the number of shares beneficially owned by Messrs. Daskal, Seymour and Hantges. Each of the aforementioned former and current directors has advised the Company that he plans to vote in favor of approving the issuance of the shares.

PROPOSAL 3: TO APPROVE FUTURE ISSUANCES OF STOCK TO THE NON-EMPLOYEE DIRECTORS
 OF THE COMPANY IN LIEU OF PAYING EACH $2,500 PER QUARTER IN DIRECTOR FEES FOR
      THE FOURTH QUARTER OF 1998 AND EACH OF THE FISCAL QUARTERS OF 1999

BACKGROUND FOR PROPOSAL

  In an effort to attract and retain qualified directors necessary for the successful operation of the Company's business, the Company has promised to pay its non-employee directors an annual retainer fee of $10,000, payable quarterly, and to be reimbursed for all out-of-pocket costs incurred in connection with attendance at meetings of the Board of Directors of the Company. Because of the Company's recent liquidity problems, the Board of Directors has approved a proposal that would permit the Company to pay its quarterly director fee obligations in the Common Stock of the Company in lieu of cash for the fourth quarter of 1998 and for each of the fiscal quarters of 1999 subject to stockholder approval. The calculation of the number of shares to be owed to each director will be determined by the Board of Directors by dividing $2,500 by (1) the closing price of the Common Stock as reported by Nasdaq on the day of the quarter's Board of Directors meeting, or if a Board of Directors meeting is not held in a particular calendar quarter, (2) the closing price of the Common Stock as reported by Nasdaq on the last trading day of such calendar quarter. If the Company's financial condition and liquidity improve prior to the end of fiscal 1999, the Company may elect to resume paying non-employee director fees in cash, if the Board of Directors deems such to be in the best interest of the Company and its stockholders. None of the Company's executive officers or employees will receive any shares under this proposal, if approved by the stockholders.

REASON FOR STOCKHOLDER APPROVAL

  Under the rules of the National Association of Securities Dealers, Inc., issuers whose securities are listed on the Nasdaq SmallCap Market are required to obtain stockholder approval, prior to the issuance of securities, "when a stock option or purchase plan is to be established or other arrangement made pursuant to which stock may be acquired by officers or directors, except for warrants or rights issued generally to security holders of the company or broadly based plans or arrangements including other employees." (Emphasis added).

VOTE REQUIRED

  The Board of Directors believes that the future issuances of the Common Stock as payment in full for the unpaid directors' fees for the fourth quarter of 1998 and each of the fiscal quarters of 1999 is in the best interest of the Company and its stockholders. The Board of Directors recommends that stockholders vote FOR the future issuances of the shares to its non-employee directors for such periods in lieu of paying each director in cash. Representation of at least a majority of all outstanding shares of Common Stock of the Company is required to constitute a quorum. The affirmative votes of a majority of those shares present at the meeting in person or by proxy is required to approve the issuance of the shares to the non-employee directors of the Company.

  At the Record Date, Robert Daskal, John Seymour and Thomas Hantges, the current non-employee directors of the Company beneficially owned an aggregate of 244,591 shares of Common Stock entitled to vote at the meeting, or approximately 11.7% then outstanding. See "Security Ownership of Certain Beneficial Owners and Management." Each of the aforementioned has advised the Company that he plans to vote in favor of approving the issuance of the shares.

                            EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

  The following table sets forth the compensation paid by the Company for the years ended December 31, 1997, 1996, and 1995 to the Company's Chief Executive Officer, who was the only executive officer of the Company whose total annual salary and bonus were in excess of $100,000 during the year ended December 31, 1997 (the "Named Executive Officer").

                          SUMMARY COMPENSATION TABLE

                                                      ANNUAL
                                                   COMPENSATION
                                                   ----------------  ALL OTHER
                                                   SALARY     BONUS COMPENSATION
NAME AND PRINCIPAL POSITION                   YEAR ($)(1)      ($)     ($)(2)
---------------------------                   ---- -------    ----- ------------
Ira C. Norris................................ 1997 240,000(3)    0      5,580(4)
 Chairman of the Board,                       1996 360,000(5)    0      7,856(6)
 President and CEO                            1995 360,000       0     10,409(7)

--------
(1) Salary includes employee contributions under the Company's 401(k) Plan.

(2) Excludes a nominal amount, not more than $500 per employee annually, for life insurance premiums.

(3) Includes $42,500 accrued in 1997, but not yet paid.

(4) Represents medical expenses of $2,477 and auto expenses of $2,303 paid by the Company, and $800 of the Company's contribution under the Company's 401(k) plan.

(5) Includes $75,000 accrued in 1996, but not yet paid.

(6) Represents medical expenses of $4,849 and auto expenses of $2,072 paid by the Company, and $935 of the Company's contribution under the Company's 401(k) Plan.

(7) Represents medical expenses of $6,846 and auto expenses of $3,563 paid by the Company.

STOCK OPTIONS

  There were no grants of stock options under the Company's 1992 Stock Option/Stock Issuance Plan for the 1997 fiscal year to the Named Executive Officer.

OPTION/SAR EXERCISES AND HOLDINGS

  There were no unexercised options held as of the end of the last fiscal year with respect to the Named Executive Officer.

DIRECTOR REMUNERATION

  Each non-employee member of the Board is entitled to an annual retainer fee of $10,000 and to be reimbursed for all out-of-pocket costs incurred in connection with attendance at meetings of the Board of Directors of the Company. The Company did not pay an aggregate of $90,000 in directors fees for 1996, 1997 and the first three quarters of 1998. The Company intends to issue 32,970 shares of its Common Stock as payment in full for the outstanding directors' fees. See "Proposal No. 2: to Approve the Issuance of 32,970 Shares of the Company's Common Stock to Certain of the Company's Current and Former Directors as Payment in Full for an Aggregate of $90,000 in Unpaid Director Fees."

  Upon joining the Board, the Company granted to each non-employee director options to purchase 1,250 shares of Common Stock pursuant to the Company's automatic option grant program under the Company's

1992 Stock Option/Stock Issuance Plan. The options have a maximum term of ten years from the date of grant at exercise prices per share equal to the fair market value on the date of grant as follows: Ronald L. Neeley--$56.25; John
F. Seymour Jr.--$6.00; Robert H. Daskal--$2.622; and Thomas A. Hantges--$2.00. The Company made and makes similar automatic option grants to purchase 834 shares annually to each continuing non-employee director on the date of each Annual Meeting of Stockholders, provided that such individual has served on the Board for at least six months prior to the date of the meeting. Accordingly, in September 1997, Ronald L. Neeley, John F. Seymour, Jr. and Robert H. Daskal each received a ten-year option to purchase 834 shares of Common Stock at an exercise price of $1.563 per share and on June 3, 1998, Messrs. Daskal and Seymour each received a ten-year option to purchase 834 shares of Common Stock at an exercise price of $3.625 per share. Options granted under the automatic option program may be exercised in full six months after the grant date, provided the eligible director remains a member of the board through that date. Such automatic option grants cease for any non-employee director who has been granted options to purchase a cumulative total of options of 5,417 shares of Common Stock. Ronald L. Neeley is no longer a member of the Board of Directors.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH IRA C. NORRIS AND ENTITIES CONTROLLED BY IRA C. NORRIS

  For the years ended December 31, 1997 and 1996, the Company incurred $45,000 and $47,000, respectively, in model home design fees and $108,400 and $153,000, respectively, as reimbursement for the cost of the model home furnishings to Nancy Orman Interiors. Nancy Norris, the wife of Ira C. Norris, owns Nancy Orman Interiors.

  For the years ended December 31, 1997 and 1996, the Company incurred $102,000 and $107,000, respectively, for the use of office space, to Inco Plaza, Ltd. Inco Plaza, Ltd. is a limited partnership owned 80% by G&N Investments, Ltd., its sole general partner. G&N Investments, Ltd. is a limited partnership owned 70% by Nancy and Ira C. Norris, its sole general partners. Inco Plaza, Ltd. sold the office building it owns in which the Company leases office space to a third party buyer in December 1997. This third party buyer assumed the Company's lease. The Company owed Inco Plaza, Ltd. $91,000 at December 31, 1997.

  From September 1996 through November 30, 1997, the Company received advances of $2,747,000 from Mr. Norris, of which the Company had repaid $460,000. The advances were unsecured, bore interest at 10% and were due on March 31, 1998. The balance of these advances at December 23, 1997 was $2,462,000, which included accrued interest of $171,000. On that date, Mr. Norris agreed to convert $2,340,000 of this debt into 2,340 shares of Series A Cumulative Preferred Stock of the Company. The Company issued these shares on December 30, 1997 to the Norris Trust, of which Mr. Norris is a beneficiary and trustee. An unsecured note to the Norris Trust, bearing interest at 10% and maturing on December 23, 1998, evidences the balance of indebtedness not converted for approximately $122,000.

  The Series A Preferred Stock has a par value of $0.01, has no voting rights, is non-participating, and has no conversion features. The stock is redeemable at the option of the Company for cash at the redemption price of $1,000 per share plus accumulated but unpaid dividends. The established dividend rate on the Preferred Stock is $100 per share per annum payable quarterly from available working capital.

  In addition to the loans described above, in June 1997, the Norris Trust loaned the Company $500,000 secured by undeveloped land owned by the Company in Victorville and Palmdale, California. This note bears interest at 10% and was due in June 1998 and has been extended until June 1999. The balance under this note at June 30, 1998 was $550,712, which includes accrued interest of approximately $50,712.

  The disinterested members of the Company's board of directors unanimously approved all of the above transactions.

TRANSACTION WITH RONALD NEELEY

  In June 1997, the Company signed a note and deed of trust in connection with a loan of $500,000 from the Neeley Revocable Family Trust. Mr. Neeley, a director of the Company until May 1, 1998, is a beneficiary and trustee of this trust. The note bears interest at 15%, was due in June 1998 and has been extended until June 1999. The balance under this note at June 30, 1998 was $576,027, which includes accrued interest of approximately $76,027, and is secured by the same undeveloped land owned by the Company in Victorville and Palmdale, California which secures the Norris Living Trust loan of $500,000 previously described.

TRANSACTIONS WITH THOMAS GIBBS

  The Company is the managing general partner of, and has a 50% interest in, Triumph-Lancaster Housing Partners ("Triumph"), a limited partnership. The Gibbs Family Trust, of which Thomas E. Gibbs, Jr. is a beneficiary and trustee, holds a 50% limited partner's interest in Triumph. Triumph was formed in August 1996 to purchase land and develop 78 single-family homes in Lancaster, California. The Gibbs Family Trust contributed $190,000 to Triumph, $50,000 of which has been repaid. In November 1996, Mr. Gibbs loaned $75,000 to Triumph. In February 1997, Triumph repaid this loan to Mr. Gibbs in full, including interest at the rate of prime plus 2.5% per annum.

  In June 1996, the Company signed a $600,000 Secured Participation Note with ALG 1996-1 ("ALG"). Mr. Gibbs holds a 25% general partner's interest in ALG. The note was secured by the Company's Winners Circle project in Adelanto, California. Due to much slower than expected sales at the project, and based upon the Company's review of the market and competition in the area, the Company decided in the second quarter of 1997 not to proceed with any more development in this project beyond the 11 homes and 3 models previously constructed. ALG's participating loan was secured by the remaining 148 unbuilt lots and the 2 remaining models in this project. In August 1997, ALG filed a notice of default as a result of the Company's delinquent payments of interest on this loan. As a result, Mr. Gibbs resigned as a member of the Company's Board of Directors, effective August 1, 1997. A non-judicial sale of the property was completed on December 11, 1997, and the Company was relieved of ALG's $600,000 debt.

  In October 1996, the Company signed a $1,200,000 Secured Participation Note with Hunters Ridge Investment Partners ("HRIP"). Mr. Gibbs is the managing general partner of HRIP, with a 56.3% interest. The note bears interest at 10% per annum and matures in February 1999. The loan was restructured in November 1997. New financing obtained by the Company at that time reduced HRIP's loan balance to $474,000 and subordinated the HRIP loan to the new financing. Principal and interest is payable from net proceeds, if any, from closings of completed single family homes in a 42 unit subdivision in Fontana, California.

  The Company was the managing general partner of, and had a 51.3% interest in, Palmdale Vistas Housing Developments, Ltd. ("Palmdale Vistas"), a limited partnership. This partnership was dissolved in December 1997. Mr. Gibbs held a 1.3% limited partner's interest in Palmdale Vistas, and currently holds a 23% general partner's interest and a 1.4% limited partner's interest in Palmdale Vistas Housing Investments ("PVHI"), a limited partnership which held a 47.4% limited partnership interest in Palmdale Vistas. Palmdale Vistas was formed in June 1989 to purchase land and develop approximately 261 single family homes in Palmdale, California. Mr. Gibbs contributed $120,000 to Palmdale Vistas, none of which was repaid. Upon dissolution of Palmdale Vistas, PVHI received title to a 17 acre undeveloped commercial site owned by Palmdale Vistas. The Company received title to the balance of the assets of Palmdale Vistas, consisting of three completed model homes, 11 completed homes for sale, and approximately 180 unimproved residential lots.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of the Record Date by (i) each person who is known to the Company to beneficially own more than 5% of the outstanding shares of the Common Stock of the Company, (ii) each director,
(iii) the Named Executive Officer, and (iv) all directors and executive officers as a group. All shares are subject to the named person's sole voting and investment power except where otherwise indicated.

                                                      NUMBER OF    PERCENTAGE
                                                        SHARES     OF SHARES
                                                     BENEFICIALLY BENEFICIALLY
              NAME OF BENEFICIAL OWNER                 OWNED(1)      OWNED
              ------------------------               ------------ ------------
Ira C. Norris(2)....................................   407,405        19.4
 1282 West Arrow Highway
 Upland, CA 91786
Thomas A. Hantges(3)................................   238,371        11.3
 3900 Paradise Road, Suite 253
 Las Vegas, NV 89109
Institutional Equity Partners, LLC(4)...............   204,122         9.7
 3900 Paradise Road, Suite 253
 Las Vegas, NV 89109
Overland Opportunity Fund, LLC(5)...................   200,000         9.5
 147 East Olive Avenue
 Monrovia, CA 91016
Wellington Management Company, LLP(6)...............   128,017         6.1
 75 State Street
 Boston, MA 02109
First Financial Fund, Inc.(7).......................   128,017         6.1
 One Seaport Plaza--25th Floor
 New York, NY 10292
Robert H. Daskal(8).................................     3,168           *
 1282 West Arrow Highway
 Upland, CA 91786
John F. Seymour, Jr.(9).............................     3,052           *
 1282 West Arrow Highway
 Upland, CA 91786
David A. Fogg.......................................       --          --
 1282 West Arrow Highway
 Upland, CA 91786
All directors and executive officers as a group(7
 persons)(2)(3)(8)(9)...............................   651,996        31.1

--------
 * Percentage of shares beneficially owned does not exceed 1% of the class so owned.

(1) The percentage of beneficial ownership is calculated using 2,095,764 shares of Common Stock which were outstanding on October 27, 1998. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the securities.

(2) All shares of Common Stock are owned by the Norris Living Trust Dated 2/17/89, a family trust of which Mr. Norris and his wife, Nancy D. Norris, serve as trustees.

(3) Includes 32,999 shares of Common Stock owned directly by Mr. Hantges and 204,122 shares of Common Stock owned of record by Institutional Equity Partners, LLC, ("IEP") of which Mr. Hantges has investment and voting control and options to purchase 1,250 shares of Common Stock, which are currently exercisable at a per share price of $2.00.

(4) Includes the same shares reflected in this table as owned by Thomas A. Hantges as described in (2) above. Mr. Hantges owns 66.7% of IEP.

(5) According to a Schedule 13D filed by Overland Opportunity Fund, LLC with the Securities and Exchange Commission ("SEC"), which states that in its capacity as a real estate investment company, Overland Opportunity Fund, LLC may be deemed beneficial owner of the shares. The Schedule 13D indicates that Overland Opportunity Fund, LLC has sole voting power and sole dispositive power.

(6) According to a Schedule 13G filed by Wellington Management Company, LLP with the SEC, which states that in its capacity as investment advisor, it may be deemed beneficial owner of the shares owned by its investment-counseling clients. The Schedule 13G indicates that Wellington Management Company, LLP has no voting power and shared dispositive power with respect to the shares.

(7) According to a Schedule 13G filed by First Financial Fund, Inc. with the SEC, which states that in its capacity as an investment company, it may be deemed beneficial owner of the shares. The Schedule 13G indicates that First Financial Fund, Inc. has sole voting power and shared dispositive power with respect to the shares.

(8) Includes 250 shares of Common Stock owned by Mr. Daskal and his wife jointly, options held by Mr. Daskal to purchase 1,250 shares of Common Stock currently exercisable at a per share price of $2.622, options to purchase 834 shares of Common Stock currently exercisable at a per share price of $1.563 and options to purchase 834 shares of Common Stock exercisable December 3, 1998 at a per share price of $3.625.

(9) Includes 134 shares of Common Stock owned by Mr. Seymour, options held by Mr. Seymour to purchase 1,250 shares of Common Stock currently exercisable at $6.00 per share, options to purchase 834 shares of Common Stock currently exercisable at a per share price of $1.563 per share and options to purchase 834 shares of Common Stock exercisable December 3, 1998 at a per share price of $3.625.

              PROPOSAL 4: APPROVE THE AMENDMENT TO THE COMPANY'S
               CERTIFICATE OF INCORPORATION REDUCING THE NUMBER
       OF AUTHORIZED SHARES OF COMMON STOCK FROM 20,000,000 TO 5,000,000

BACKGROUND FOR PROPOSAL

  As a result of being incorporated under the laws of the State of Delaware, the Company each year must pay by March 1 an annual franchise tax (the "Franchise Tax"). The method of calculating the Franchise Tax is set forth under Section 503 of the Delaware General Corporation Law (the "DGCL"). This section ostensibly provides for two methods of calculating the Franchise Tax, with each Delaware corporation being required to pay the lesser of the two calculations. Both calculations incorporate the number of authorized shares of capital stock as a factor in determining the Franchise Tax. Under either method of calculation, the Company's Franchise Tax will be reduced each year if its authorized Common Stock is reduced from 20,000,000 to 5,000,000. For the year ended December 31, 1997, the Company incurred $79,420 in Franchise Tax. If the Company had an authorized capital stock of 5,000,000 for such year, the Company would have paid $22,820 in Franchise Tax, representing a reduction of $56,600 for such year. The Company's 1,000,000 shares of authorized Preferred Stock is included in the calculation of the Franchise Tax.

  On October 5, 1998, the Company's Board of Directors approved an amendment to the Company's Certificate of Incorporation reducing the number of authorized shares of Common Stock from 20,000,000 to 5,000,000. Although the Company does not anticipate that the proposed amendment to its Certificate of

Incorporation will materially reduce its Franchise Tax obligation for the year ending December 31, 1998, the Board of Directors believes that the reduction in its Franchise Tax obligations for subsequent years will benefit the Company and its stockholders.

REASON FOR STOCKHOLDER APPROVAL

  Pursuant to Section 242 of the DGCL, any increase or decrease in the authorized capital stock of an issuer must be approved by the issuer's stockholders.

VOTE REQUIRED

  The Board of Directors recommends that stockholders vote FOR the amendment to the Company's Certificate of Incorporation reducing the number of authorized shares of Common Stock from 20,000,000 to 5,000,000. Representation of at least a majority of all outstanding shares of Common Stock of the Company is required to constitute a quorum. The affirmative vote of a majority of those shares of Common Stock present at the meeting in person or by proxy is required to approve the amendment to the Company's Certificate of Incorporation.

                             STOCKHOLDER PROPOSALS

  Stockholders are hereby notified that if they wish a proposal to be included in the Company's Proxy Statement and form of proxy relating to the 1999 Annual Meeting of Stockholders, they must deliver a written copy of their proposal no later than December 31, 1998. Proposals must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act"), to be included in the Company's proxy materials. Stockholders who wish to submit a proposal for consideration at the Company's 1999 Annual Meeting of Stockholders, but who do not wish to submit a proposal for inclusion in the Company's Proxy Statement pursuant to Rule 14a-8 under the Exchange Act, must deliver a copy of their proposal no later than March 15, 1999. In either case, proposals should be delivered to Inco Homes Corporation, 1282 West Arrow Highway, Upland, California 91786, Attention: Ira C. Norris, Chairman of the Board, President and Chief Executive Officer. To avoid controversy and establish timely receipt by the Company, it is suggested that stockholders send their proposals by certified mail, return receipt requested.

                                 OTHER MATTERS

  Management does not know of any matters to be presented at this Special Meeting other than those set forth herein and in the Notice accompanying this Proxy Statement.

  It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. YOU ARE, THEREFORE, URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE WHICH HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

                                          By Order of the Board of Directors,

                                          David A. Fogg
                                          Secretary

November   , 1998
Upland, California

                             INCO HOMES CORPORATION
                      1998 SPECIAL MEETING OF STOCKHOLDERS

   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS ON BEHALF OF THE COMPANY

                               NOVEMBER    , 1998

  The undersigned stockholder of Inco Homes Corporation, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting
of Stockholders and Proxy Statement, each dated November   , 1998, and hereby
appoints Ira C. Norris and David A. Fogg, and each of them, proxies and attorneys-in-fact, with full power to each of substitution and resubstitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Special Meeting of Stockholders of Inco Homes Corporation, to be held on December 11, 1998, at 10:00 a.m., Pacific Standard Time, at the Company's principal executive offices, 1282 West Arrow Highway, Upland, California 91786, and at any postponements or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1. Approve the issuance of a three-year warrant to purchase up to an aggregate of 200,000 shares of the Common Stock of the Company to the Norris Living Trust, a principal stockholder of the Company which is a trust created by and for the benefit of the Company's Chairman of the Board, President and Chief Executive Officer and his family in consideration of financial accommodations made by it in connection with securing a $1,000,000 non-revolving line of credit for the benefit of the Company.

                      [_] FOR   [_] AGAINST   [_] ABSTAIN

2. Approve the issuance an aggregate of 32,970 shares of Common Stock to Ronald Neeley, John Seymour, Thomas Gibbs, Robert Daskal and Thomas Hantges as payment in full for an aggregate of $90,000 in unpaid director retainer fees.

                      [_] FOR   [_] AGAINST   [_] ABSTAIN

3. Approve future issuances of shares of Common Stock to the non-employee directors of the Company in lieu of paying each of them $2,500 per quarter in director fees for the fourth quarter of 1998 and each of the fiscal quarters of 1999.

                      [_] FOR   [_] AGAINST   [_] ABSTAIN





4. Approve the amendment to the Company's Certificate of Incorporation reducing the number of authorized shares from 20,000,000 to 5,000,000.

                      [_] FOR   [_] AGAINST   [_] ABSTAIN

and in their discretion, upon such other matter or matters which may properly come before the meeting or any postponements or adjournments thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                       Signature ______________________________
                                       Date ___________________________________
                                       Signature ______________________________
                                       Date ___________________________________

                                       PLEASE MARK, SIGN, DATE, AND RETURN THE
                                       PROXY CARD PROMPTLY USING THE ENCLOSED
                                       ENVELOPE.

                                       This proxy must be signed exactly as
                                       your name appears hereon. Executors,
                                       administrators, trustees, etc. should
                                       give full title as such. If the
                                       stockholder is a corporation, a duly
                                       authorized officer should sign on
                                       behalf of the corporation and should
                                       indicate his or her title.